THIRD AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP FOR MHC OPERATING LIMITED PARTNERSHIP

This Third Amendment to the Second Amended and Restated Agreement of Limited Partnership for **MHC OPERATING LIMITED PARTNERSHIP** (this "**Amendment**") is made and shall be effective as of the 31 day of December, 2018, by Equity LifeStyle Properties, Inc., a Maryland corporation, as the general partner of MHC Operating Limited Partnership, an Illinois limited partnership (the "**Partnership**").

RECITALS

WHEREAS, the Partnership is governed by that certain Second Amended and Restated Agreement of Limited Partnership for MHC Operating Limited Partnership dated as of March 15, 1996, as amended on February 27, 2004 and December 31, 2013 (such Second Amended and Restated Agreement of Limited Partnership, as previously amended, being herein called the "**Partnership Agreement**") (capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Partnership Agreement);

WHEREAS, pursuant to Sections 16.2 and 16.5 of the Partnership Agreement, the Partners have consented to this Amendment; and

WHEREAS, the Partners desire to amend the Partnership Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the Partners agree as follows:

1. **Amendment and Restatement of Section 11.5 of the Partnership Agreement**. The Partners hereby agree that Section 11.5 of the Partnership Agreement is amended and restated in its entirety to read as set forth below:

"11.5 Partnership Representative. The General Partner shall be designated the "tax matters partner" as defined in Section 6231(a)(7) of the Code (as applicable to Fiscal Years starting on or before December 31, 2017) and the partnership representative for U.S. federal income tax purposes under Section 6223 of the Code (as applicable to Fiscal Years starting after December 31, 2017) (collectively, the "**Partnership Representative**") or shall appoint another party to serve as the Partnership Representative. The Partnership Representative shall have all rights, duties, powers and obligations provided for partnership representatives in the Code and the Regulations promulgated thereunder, with respect to the Partnership and with respect to operations conducted by the Partnership pursuant to this Agreement. The Partners further agree as follows:

(a) The Partnership Representative shall keep each Partner and relevant former Partner informed of all administrative and/or judicial proceedings for the adjustment of any Partnership Item at the Partnership level (a "**Partnership Proceeding**"). Without limiting the generality of the foregoing sentence, within 15 days of receiving any

written or oral notice of the time and place of a meeting or other proceeding from the Service regarding a Partnership Proceeding (and in any event, within a reasonable time prior to such meeting or proceeding), the Partnership Representative shall furnish a copy of such written communication or notice, or inform each Partner and relevant former Partner in writing of the substance of any such oral communication. Each Partner and former Partner shall promptly furnish to the Partnership Representative upon request such information as the Partnership Representative may reasonably request for purposes of responding to any Partnership Proceeding.

(b) Each Partner or former Partner that intends to take a position on its U.S. federal income tax position regarding the treatment of an item of Partnership income, gain, loss, deduction or credit, or the allocation of all or a portion of any such item among the partners (each such item or allocation thereof, a "**Partnership Item**") that is or may be inconsistent with the treatment of such Partnership Item on the Partnership's U.S. federal income tax return, shall notify the Partnership Representative of the position intended to be taken by such Partner no later than 30 days prior to the filing of such Partner's U.S. federal income tax return.

(c) Any Partner or former Partner who enters into a settlement agreement with the Service with respect to any Partnership Item shall notify the Partnership Representative of such settlement agreement and its terms, to the extent not expressly prohibited by law, within 30 days after the date of such settlement.

(d) If the Partnership Representative elects not to file suit concerning an administrative adjustment or request for administrative adjustment and another Partner or former Partner elects to file such a suit, such other Partner shall notify the Partnership Representative of such intention and the forum or forums in which such suit shall be filed.

(e) The Partnership Representative shall be authorized to extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership Item, *provided* that the Partnership Representative shall send Notice to the Limited Partners upon taking any of the foregoing actions.

(f) The financial burden of any "imputed underpayment" (as determined under Section 6225 of the Code) (an "**Imputed Underpayment**") and associated interest, adjustments to tax and penalties arising from an adjustment of a Partnership Item that are imposed on the Partnership, and the cost of contesting any such adjustment of a Partnership Item, shall be borne by the Partners and former Partners based on their Percentage Interests during the reviewed Fiscal Year, *provided*, *however*, that (i) each Partner or former Partner that agrees to file an amended return as provided in Section 6225(c) of the Code, that results in a reduction of the Imputed Underpayment otherwise payable by the Partnership, and each Partner or former

Partner whose status as tax-exempt, foreign or being subject to a lower tax rate, results in a reduction of the Imputed Underpayment otherwise payable by the Partnership under Section 6225(c) of the Code, shall realize the benefit of such reduction of the Imputed Underpayment, and (ii) the financial burden of any Imputed Underpayment resulting from the failure of a Partner or former Partner to file current or amended U.S. federal income tax returns as provided in Section 6225(c) of the Code, or in a manner consistent with an election made by the Partnership under Section 6226 of the Code, shall be borne by such Partner or former Partner. Each Partner and former Partner hereby severally indemnifies and holds the Partnership harmless for its portion of the financial burden of an Imputed Underpayment as provided in the foregoing sentence. The General Partner may in its discretion adjust amounts otherwise distributable under Sections 8.1 and 8.2, proceeds from the redemption of any Partner and Section 14 to reflect the sharing of the financial burden of an Imputed Underpayment as provided in this Section 11.5.

(g) The Partnership Representative shall use its commercially reasonable efforts to minimize the financial burden of any Imputed Underpayment to each Partner and relevant former Partner, through the application of the procedures established pursuant to Section 6225(c) of the Code, or through an election and the furnishing of statements pursuant to Section 6226 of the Code, *provided* that the Partnership Representative shall not make an election and furnish statements pursuant to Section 6226 of the Code, if the Partnership Representative reasonably determines that doing so would preclude a contest of any adjustment of a Partnership Item that the Partnership Representative intends to pursue.

(h) The Partnership shall indemnify and reimburse the Partnership Representative for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any Partnership Proceeding or other administrative or judicial proceeding with respect to the tax liability of the Partnership or the Partners, except to the extent such expenses, claims, liabilities, losses and damages are attributable to the gross negligence or willful misconduct of the Partnership Representative. The payment of all such expenses to which the indemnification applies shall be made before any distributions pursuant to Section 8.1 and 8.2. Neither the General Partner, nor any of its Affiliates, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the reasonable discretion of the Partnership Representative and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 9 shall be fully applicable to the Partnership Representative in its capacity as such.

(i) The provisions of this Section 11.5 shall survive the Transfer of Partnership Interests, the redemption of any Partner, and the winding up, dissolution and liquidation of the Partnership.

2. **Ratification.** The Partnership Agreement, as amended hereby, is ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF and pursuant to Section 16 of the Partnership Agreement, the General Partner on behalf of all Partners has executed and certified this Amendment as of the date first above written.

GENERAL PARTNER

Equity LifeStyle Properties, Inc.

By: ______________________________

Samuel Zell, Chairman of the Board